SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     ---------------------------------------


                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 22, 1999


                      INTERNATIONAL BANCSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                          Commission File Number 0-9439


           TEXAS                                      74-2157138
  (State or other Jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification No.)


1200 SAN BERNARDO, LAREDO, TEXAS                     78040-1359
(Address of principal executive offices)             (ZIP Code)


       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (956) 722-7611


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On June 22, 1999, International Bancshares Corporation ("IBC") issued a news release announcing that IBC's board of directors had authorized IBC to repurchase up to $9 million of its common stock during the next 12 months. Stock repurchases may be made from time to time, on the open market through private transactions. Shares repurchased in this program will be held in treasury for reissue for various corporate purposes, including employee stock option plans. IBC currently has approximately $21.5 million invested in treasury shares.

         International Bancshares Corporation is a $4.8 billion multi-bank holding company headquartered in Laredo, Texas, with facilities in San Antonio, Houston, Corpus Christi, McAllen, Brownsville, Zapata, and throughout the Rio Grande Valley and the Texas gulf coast.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         c.       Exhibits

         The following exhibit is filed as part of this report:

         (99) News release of International Bancshares Corporation dated June 22, 1999.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL BANCSHARES CORPORATION
                                            (Registrant)


                                            By:/S/ DENNIS E. NIXON
                                                   DENNIS E. NIXON, President,
                                                   and Chief Executive Officer

Date: June 28, 1999

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
                                  EXHIBIT INDEX

EXHIBIT                                                                    PAGE
NUMBER                       DESCRIPTION                                  NUMBER
------                       -----------                                  ------
99                   News Release of International                          5
                     Bancshares Corporation dated
                     June 22, 1999

                                        4